Exhibit 10.37

ARES MANAGEMENT CORPORATION
NOMINATION AGREEMENT
_______________________________________________
Dated as of February 23, 2022
_______________________________________________

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS; RULES OF CONSTRUCTION
Section 1.01.	Definitions
Section 1.02.	Rules of Construction
ARTICLE II. REPRESENTATIONS AND WARRANTIES
Section 2.01.	Authority; Enforceability.
Section 2.02.	Consent.
ARTICLE III. RIGHTS OF CERTAIN HOLDERS
Section 3.01.	Board of Directors
ARTICLE IV. MISCELLANEOUS
Section 4.01.	Notices
Section 4.02.	Binding Effect; Third Party Beneficiaries
Section 4.03.	Amendment
Section 4.04.	Assignability
Section 4.05.	Governing Law; Submission to Jurisdiction
Section 4.06.	Remedies
Section 4.07.	Severability
Section 4.08.	Counterparts
Section 4.09.	Waiver of Jury Trial
Section 4.10.	Further Assurances
Section 4.11.	Venue and Submission to Jurisdiction
Section 4.12.	Entire Agreement
Section 4.13.	No Presumption
Section 4.14.	Reliance on Authority of Person Signing Agreement

NOMINATION AGREEMENT
THIS NOMINATION AGREEMENT (this “Agreement”), dated as of February 23, 2022 (the “Effective Date”), is entered into by and among Ares Management Corporation, a Delaware corporation (the “Company”), and Ares Partners Holdco LLC, a Delaware limited liability company (“Holdco”).
NOW, THEREFORE, the parties mutually agree as follows:
ARTICLE I.

DEFINITIONS; RULES OF CONSTRUCTION
SECTION 1.01.    Definitions. Unless otherwise expressly provided in this Agreement, the following terms shall have the meanings set forth in this Section 1.01:
“Agreement” has the meaning set forth in the Preamble.
“Ares Ownership Condition” has the meaning set forth in the Certificate of Incorporation.
“Board” means the Board of Directors of the Company.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close or which is a legal holiday under the laws of the State of New York.
“Certificate of Incorporation” means the Company’s Second Amended and Restated Certificate of Incorporation, as amended and restated from time to time.
“Chosen Court” has the meaning set forth in Section 4.11.
“Company” has the meaning set forth in the preamble.
“Effective Date” has the meaning set forth in the preamble.
“Holdco” has the meaning set forth in the preamble.
“Holdco Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of Holdco dated as of April 1, 2021, as amended and restated from time to time.
“Holdco Designee” has the meaning set forth in Section 3.01(a)(i).
“Original Managers” has the meaning set forth in the Holdco Agreement.
“Person” means any individual, corporation, general or limited partnership, limited liability company, joint stock company, association, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), or other entity (or series of entity) or organization, including a government or any political subdivision or agency or instrumentality of any government.
SECTION 1.02.    Rules of Construction. Except as otherwise expressly provided in this Agreement or unless the context otherwise requires:
(a)    the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;”

(b)    the words “hereof,” “herein,” “hereto,” “hereinafter” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement;
(c)    the word “or” when used in this Agreement is not exclusive;
(d)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term;
(e)    references to a party or the parties mean the parties to this Agreement, in each case, unless another agreement is specified;
(f)    references to currency, the term “dollars” and character “$” will be to United States dollars;
(g)    unless otherwise expressly indicated, any agreement, instrument, law or statute defined or referred to in this Agreement means such agreement, instrument, law, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and any statute defined or referred to in this Agreement shall include all rules and regulations promulgated under such statute;
(h)    references to “day” or “days” are to calendar days, and whenever any action must be taken under this Agreement on or by a day that is not a Business Day, then that action may be validly taken on or by the next day that is a Business Day;
(i)    references to a Person are also to its permitted successors and assigns and, in the case of such Persons that are individuals, such individual’s heirs, executors and administrators; and
(j)    if any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.
    The provision of the Table of Contents, the division of this Agreement into articles, sections, subdivisions and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References to numbered or letter articles, sections and subsections refer to articles, sections and subsections, respectively, of this Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES
Each party represents and warrants to the other party as follows:
SECTION 2.01.    Authority; Enforceability. Such party: (i) has the legal capacity or organizational power and authority to execute, deliver and perform its obligations under this Agreement; and (ii) such party is duly organized, validly existing, and in good standing (in jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of organization. This Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).
SECTION 2.02.    Consent. No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with: (i)

the execution or delivery of this Agreement; or (ii) the consummation of any of the transactions contemplated by this Agreement.
ARTICLE III.

RIGHTS OF CERTAIN HOLDERS
SECTION 3.01.     Board of Directors.
(a)    Subject to applicable law and the rules and regulations of any regulatory or quasi-regulatory body (including the rules of all applicable securities exchanges and listing requirements), if the Ares Ownership Condition is satisfied, the Company and the Board (subject, solely with respect to Board action, the fiduciary duties of directors under Delaware law) shall take all necessary and desirable steps to cause:
(i)    the election to the Board of up to four Original Managers that are designated by Holdco as Directors (each such nominee, a “Holdco Designee”) (subject to such HoldCo Designee’s election by the stockholders of the Company);
(ii)    the removal from the Board of any individual, with or without “cause,” at any time and for any reason or no reason, upon the written request of Holdco; and
(iii)    upon any vacancy in the Board as a result of any individual who is or was a member of Holdco ceasing to be a member of the Board, whether by removal, resignation or otherwise, the appointment or election to the Board as promptly as possible of a replacement director designated by Holdco (including by filling any vacancies by the Board).
(b)    Such steps shall include nominating individuals designated by Holdco for election to the Board, designating such individuals on the Board’s slate of nominees and listing such individuals in the Company’s proxy statement, recommending that stockholders vote in favor of such individuals, soliciting proxies in favor of such individuals at each annual or special meeting of the stockholders of the Company called for the election of directors and whenever the stockholders of the Company act by written consent with respect to the election of directors and, to the extent requested by Holdco, calling special meetings of the stockholders of the Company for the election or removal of directors and consenting to action being taken by the stockholders by written consent under Section 16.05 of Article XVI of the Certificate of Incorporation.

ARTICLE IV.

MISCELLANEOUS
SECTION 4.01.    Notices.
(a)    All notices, demands, requests or other communications made pursuant to, under or by virtue of this Agreement must be in writing. Any such notices, requests and other communications will be deemed to have been duly given only if delivered personally against written receipt, by facsimile transmission against facsimile confirmation, by electronic transmission (so long as the relevant computer record includes a successful transmission or no failure message is generated), or mailed by nationally or internationally recognized overnight courier prepaid, to: (i) the party to which the notice, demand, request or other communication is being made at the address, email address or facsimile number set forth on the signature pages to this Agreement, or at such other address, email address or facsimile number as such party shall have furnished to the Company in writing; or (ii) to Holdco or the Company as set forth in this Section 4.01.

(b)    Unless otherwise specified by Holdco in a notice delivered by Holdco in accordance with this Section 4.01, any notice required to be delivered to Holdco shall be properly delivered if delivered to:
Ares Partners Holdco LLC
2000 Avenue of the Stars
12th Floor
Los Angeles, California 90067
Attention:     General Counsel
Email:         generalcounsel@aresmgmt.com

(c)    unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 4.01, any notice required to be delivered to the Company shall be properly delivered if delivered to:
Ares Management Corporation
2000 Avenue of the Stars
12th Floor
Los Angeles, California 90067
Attention:     General Counsel
Email:         generalcounsel@aresmgmt.com

with a copy (which shall not constitute notice) to
Kirkland & Ellis LLP
2049 Century Park East, 37th Floor
Los Angeles, California 90067
Attention:     Jonathan Benloulou, P.C.; Philippa Bond, P.C.
Email:        jonathan.benloulou@kirkland.com; pippa.bond@kirkland.com
(d)    All such notices, requests and other communications will: (i) if delivered personally to the address as provided in Section 4.01(a) be deemed given upon delivery; (ii) if delivered by facsimile transmission to the facsimile number as provided for in Section 4.01(a), be deemed given upon facsimile confirmation; (iii) if delivered by electronic transmission as provided for in Section 4.01(a), be deemed given upon delivery so long as the relevant computer record includes a successful transmission or no failure message is generated; and (iv) if delivered by overnight courier to the address as provided in Section 4.01(a), be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 4.01).
SECTION 4.02.    Binding Effect; Third Party Beneficiaries. Except as otherwise provided to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person, including any creditor of the Company, other than the parties to this Agreement (and their respective successors or permitted assigns) any legal or equitable right, remedy or claim under or in respect of any covenant or provision contained in this Agreement.
SECTION 4.03.    Amendment. Except as otherwise provided to the contrary in this Agreement, this Agreement may not be amended, restated, modified or supplemented in any respect and the observance of any term of this Agreement may not be waived by the Company except by a written instrument executed by Holdco and the Company.
SECTION 4.04.    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising under this Agreement or by reason of this Agreement shall be assignable by either the Company or Holdco except: (i) as otherwise expressly stated under this Agreement; (ii) with the prior written consent of the Company in the case of an assignment by a Holdco; and (iii) with the prior written consent of Holdco in the case of an assignment by the Company. Any attempted assignment in violation of this Section 4.04 shall be null and void ab initio.
SECTION 4.05.    Governing Law; Submission to Jurisdiction. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement or any other matter arising out of or in connection with this Agreement, the transactions contemplated by this Agreement or the legal relationship among the parties, whether in contract, tort or otherwise, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
SECTION 4.06.    Remedies. Each of the parties shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each of the parties agrees and acknowledges that money damages may not be an adequate remedy for any breach of the provisions of this Agreement. Consequently, any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
SECTION 4.07.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. Upon any determination that any provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.
SECTION 4.08.    Counterparts. This Agreement and any joinders to this Agreement may be executed in any number of counterparts, including by way of electronic transmission (e.g., pdf and facsimile formats), each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 4.09.    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT OF THIS AGREEMENT.
SECTION 4.10.    Further Assurances. Each party agrees that it shall, from time to time after the Effective Date, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by the Company or Holdco to carry out the transactions contemplated by this Agreement.
SECTION 4.11.    Venue and Submission to Jurisdiction. Any and all suits, legal actions or proceedings arising out of this Agreement (including against any officer of the Company) shall be brought solely in the Court of Chancery of the State of Delaware, or, in the event, but only in the event, that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the suit, action or proceeding is vested exclusively in the federal courts of the United States of America, the

United States District Court for the District of Delaware (such courts, the “Chosen Courts”). Each party submits to and accepts the exclusive jurisdiction of the Chosen Courts for the purpose of such suits, legal actions or proceedings. In any such suit, legal action or proceeding, each party waives personal service of any summons, complaint or other process. Each party also agrees that service may be made by certified or registered mail directed to it at its address set forth in the books and records of the Company. To the fullest extent permitted by law, each party irrevocably waives any objection which it may now or after the Effective Date have to the laying of venue or any such suit, legal action or proceeding in the Chosen Courts. Each party further waives any claim that any suit, legal action or proceeding brought in the Chosen Courts has been brought in an inconvenient forum. Each of the parties agrees that the exclusive choice of forum set forth in this Section 4.11 does not prohibit the enforcement of any judgment obtained in that forum or any other appropriate forum. Nothing set forth in this Section 4.11 affects the right to serve process in any other matter permitted by law.
SECTION 4.12.    Entire Agreement. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes (along with other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.
SECTION 4.13.    No Presumption. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having drafted or being deemed to have drafted such provision.
SECTION 4.14.    Reliance on Authority of Person Signing Agreement. Neither the Company nor Holdco will: (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual; or (b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the Effective Date.

ARES MANAGEMENT CORPORATION

/s/ Naseem Sagati Aghili
Name: Naseem Sagati Aghili
Title: General Counsel

ARES PARTNERS HOLDCO LLC

/s/ Antony P. Ressler
Name: Antony P. Ressler
Title: Co-Founder and Executive Chairman